UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DSS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Supplement to Proxy Statement

DSS, Inc.

275 Wiregrass Pkwy

West Henrietta, New York 14586

This Amendment No. 1 supplements and amends the definitive proxy statement on Schedule 14A filed by DSS, Inc. (the “Company”) with the Securities and Exchange Commission on April 15, 2022 (the “Proxy Statement”).

The purpose of this Amendment No. 1 is to revise the following:. 1) The references to Section 312.03 of the NYSE Listing Company Manual are hereby amended and restated to refer to sections of the NYSE American Company Guide, including Section 712 and Section 713; and 2) Proposal 5 approving an amendment to the Certificate of Incorporation has been reclassified as a ‘routine matter.’

This material is first being released to stockholders on or about April 25, 2022, and should be read together with the Proxy Statement.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its Special Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the Special Meeting, as amended by this Amendment No. 1, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.